EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ren Zhiqing, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that the annual report on Form 10-K of China Bilingual Technology & Education Group Inc. for the fiscal year ended August 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of China Bilingual Technology & Education Group Inc.

Dated: November 29, 2012	By:	/s/ Ren Zhiqing
Ren Zhiqing
Chief Executive Officer (Principal Executive Officer)